Exhibit C

Letter of Transmittal

Regarding Shares in

Delaware Wilshire Private Markets Master Fund

Tendered Pursuant to the Offer to Purchase

Dated May 1, 2023

This Letter of Transmittal Must Be

Received by Delaware Wilshire Private Markets Master Fund

By May 31, 2023

The Offer and Withdrawal Rights Will Expire

at 12:00 Midnight, Eastern time, on

May 31, 2023, Unless the Offer Is Extended.

Complete this Letter of Transmittal and Deliver to

Delaware Wilshire Private Markets Master Fund

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners,

including the Custodian (if applicable) by May 31, 2023.

Overnight Delivery: Delaware Wilshire Private Markets Master Fund c/o SS&C Global Investor and Distribution Solutions, Inc. 430 W. 7th St. Kansas City, MO 64105	Regular Mail: Delaware Wilshire Private Markets Master Fund c/o SS&C Global Investor and Distribution Solutions, Inc. P.O. Box 219914 Kansas City, MO 64121

Fax Number: (833)-750-0310

For additional information please call (855) 520-7711

Ladies and Gentlemen:

The undersigned hereby tenders to Delaware Wilshire Private Markets Master Fund, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated May 1, 2023 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Shares tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned’s Shares will be purchased.

The payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of funds.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

LETTER OF TRANSMITTAL

PART 1.	NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

[ ]	Check this box if the information requested in Part 1 remains the same as the information you provided the Fund in the Exchange Offer Form

Name of Shareholder(s):

SSN/TIN:

Telephone Number:

Account Number:

PART 2. AMOUNT OF SHARES OF BENEFICIAL INTEREST OF OWNERSHIP BEING TENDERED:

[ ]	All of the undersigned’s Shares.

If less than all Shares being tendered, indicate the dollar value of the undersigned’s Shares being tendered:

[ ]	Institutional Class Shares

PART 3. PAYMENT:

Payments will be directed back to your account.

PART 4. WIRE INSTRUCTIONS (IRA, retirement or custodial account proceeds will be sent to the Custodian)

[ ] Check this box if the information requested in Part 4 remains the same as the information you provided the Fund in the Exchange Offer Form

Bank Name

ABA Number

Name on Bank Account*

Bank Account Number

FFC (if applicable)

*	For anti-money laundering and account security purposes, the name on the bank account must match the Delaware Wilshire Private Markets Master Fund account registration.

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

PART 5. SIGNATURE(S):

Shareholder Signature

Signature of Investor, Trustee or Custodian	Date

Signature of Joint Investor, Trustee or Custodian (if applicable)	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)

Printed name(s) of Authorized Signer(s) (for verification purposes)

If needed, use for Custodian Authorization Medallion Signature Guarantee is only required if directing funds to a banking account or recipient not on file with the registration

Overnight Delivery: Delaware Wilshire Private Markets Master Fund c/o SS&C Global Investor and Distribution Solutions, Inc. 430 W. 7th St. Kansas City, MO 64105	Regular Mail: Delaware Wilshire Private Markets Master Fund c/o SS&C Global Investor and Distribution Solutions, Inc. P.O. Box 219914 Kansas City, MO 64121

For additional information please call (855) 520-7711

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by the deadline stated herein.

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